Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Reaffirms Previously Announced 2019 Guidance Levels

•	Total Net Revenue (“Revenue”) increased 20.9% to $292.7 million in the third quarter of 2019 from $242.1 million in the third quarter of 2018
•	Adjusted EBITDA(1) increased 7.7% to $41.0 million in the third quarter of 2019 from $38.1 million in the third quarter of 2018
•	Earnings Per Share was $0.06 per share in the third quarter of 2019 as compared with $0.10 from the third quarter of 2018; Adjusting for legal settlements in this year’s third quarter, Adjusted Earnings Per Share was $0.08 per share
•	Aggregate procedural volumes increased 13.0% and same center procedural volumes increased 4.7% from last year’s third quarter
•	RadNet reaffirms previously announced 2019 guidance levels for Revenue, Adjusted EBITDA(1), Free Cash Flow and Cash Interest Expense

LOS ANGELES, California, November 12, 2019 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 340 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2019.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am pleased with the continuing strength of our results relative to those of last year. Our metrics were favorable as compared with last year’s third quarter. We demonstrated strong Revenue and Adjusted EBITDA(1) growth, as well as aggregate and same center revenue and procedural increases.”

Dr. Berger continued, “We continue to make progress furthering the initiatives and integrating the transactions that we completed at the end of last year and earlier this year. During the fourth quarter of last year we commenced operations to provide imaging to approximately 175,000 members of EmblemHealth’s AdvantageCare Physicians (“ACP”) medical group in Long Island and the boroughs of New York City and assumed operations in 26 ACP offices. Concurrent with this, we acquired Medical Arts Imaging, expanding our New York metropolitan reach into Nassau and Suffolk counties of Long Island. We are making steady headway with improved metrics under the ACP contract, capturing more imaging into RadNet owned centers at the expense of local hospitals. We are also nearing completion of the full integration of the Medical Arts centers into the RadNet network. In California, we are also making measured progress in integrating the operations of Kern Radiology, which we acquired earlier this year.”

Dr. Berger added, “Last week, we announced a multifaceted strategic partnership with Whiterabbit.ai to address mammography compliance and improved diagnostics for breast cancer. The partnership will initially focus on processes and technology, including the use of machine learning and artificial intelligence, to drive women into RadNet facilities for their annual or bi-annual mammogram exams. We completed a pilot program which we began in July, and we are deploying the first phase of the program to all RadNet operations across our core markets. The relationship with Whiterabbit.ai emphasizes our interest in identifying leading-edge technologies that we believe will transform how diagnostic imaging services will be delivered in the future, particularly ones that could lower our operating costs and provide improvements to patient experience. As part of the partnership, RadNet has become a shareholder in Whiterabbit.ai, and we will be co-developing further technologies including those focused on image interpretation and consumer-facing applications.”

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Third Quarter Financial Results

For the third quarter of 2019, RadNet reported Revenue of $292.7 million, Adjusted EBITDA(1) of $41.0 million and Net Income of $3.2 million. Revenue increased $50.5 million (or 20.9%) and Adjusted EBITDA(1) increased $2.9 million (or 7.7%) from last year’s same quarter.

Net Income decreased $1.8 million over the third quarter of 2018. Per share Net Income for the third quarter of 2019 was $0.06, compared to per share Net Income in the third quarter of 2018 of $0.10 (based upon a weighted average number of diluted shares outstanding of 50.4 million in 2019 and 48.6 million in 2018). Adjusting for $920,000 (the tax-effected impact of $1.2 million) of legal settlements in this year’s third quarter, Adjusted Net Income was $0.08 per share in the third quarter of 2019.

Affecting Net Income in the third quarter of 2019 were certain non-cash expenses or non-recurring items including: $1.4 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $52,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $917,000 loss on the sale or disposal of certain capital equipment; $1.2 million in legal settlements; and $1.1 million of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

For the third quarter of 2019, as compared with the prior year’s third quarter, MRI volume increased 11.8%, CT volume increased 14.9% and PET/CT volume increased 8.5%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 13.0% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2019 and 2018, MRI volume increased 5.3%, CT volume increased 6.5% and PET/CT volume decreased 0.1%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.7% compared with the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2019, RadNet reported Revenue of $853.3 million, Adjusted EBITDA(1) of $117.2 million and Net Income of $4.4 million. Revenue increased $135.4 million (or 18.9%), Adjusted EBITDA(1) increased $19.9 million (or 20.5%) and Net Income increased $1.3 million over the first nine months of 2018. Net Income Per Share for the nine month period ended September 30, 2019 was $0.09 per diluted share, compared to Net Income of $0.06 per diluted share in corresponding nine month period of 2018 (based upon a weighted average number of fully diluted shares outstanding of 50.1 million in 2019 and 48.5 million in 2018). Adjusting for $938,000 (the tax-effected impact of $1.2 million) of legal settlements in the third quarter, Adjusted Net Income was $0.11 per share nine months ended September 30, 2019.

Affecting operating results in the nine months ended September 30, 2019 were certain non-cash expenses or non-recurring items including: $7.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.1 million of severance paid in connection with headcount reductions related to cost savings initiatives; $2.0 million loss on the sale of certain capital equipment; $1.2 million in legal settlements; and $3.1 million of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

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2019 Guidance Update

RadNet reaffirms its previously announced 2019 guidance ranges as follows:

Total Net Revenue	$1,100 million - $1,150 million
Adjusted EBITDA(1)	$158 million - $168 million
Free Cash Flow (a)	$45 million - $55 million
Cash Interest Expense	$43 million - $48 million

RadNet is increasing its 2019 guidance range for Capital Expenditures as follows:

	Guidance Range after 2nd Quarter	Revised Guidance Range
Capital Expenditures (b)	$63 million - $68 million	$65 million - $70 million

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2019 results on Tuesday, November 12th, 2019 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, November 12, 2019

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-458-4121

International Dial-In Number: 323-794-2597

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/player/index.php?id=136952 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 5482581.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 340 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2019 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$37,688	$10,389
Accounts receivable, net	150,748	148,919
Due from affiliates	1,385	595
Prepaid expenses and other current assets	47,857	46,288
Assets held for sale	2,041	2,499
Total current assets	239,719	208,690
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	352,310	345,729
Operating lease right-of-use assets	438,558	–
Total property, equipment and right-of-use assets	790,868	345,729
OTHER ASSETS
Goodwill	439,867	418,093
Other intangible assets	43,613	40,593
Deferred financing costs	1,670	1,354
Investment in joint ventures	36,868	37,973
Deferred tax assets, net of current portion	34,423	31,506
Deposits and other	30,872	25,392
Total assets	$1,617,900	$1,109,330
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$175,894	$181,028
Due to affiliates	18,592	13,089
Deferred revenue	1,908	2,398
Current portion of deferred rent	–	3,735
Current portion of finance lease	4,095	–
Current portion of operating lease	69,308	–
Current portion of notes payable and long term debt	39,719	33,653
Current portion of obligations under capital lease	–	5,614
Total current liabilities	309,516	239,517
LONG-TERM LIABILITIES
Deferred rent, net of current portion	–	31,542
Finance lease, net of current portion	4,042	–
Operating lease, net of current portion	410,958	–
Notes payable, net of current portion	662,605	626,507
Obligations under capital lease, net of current portion	–	6,505
Other non-current liabilities	15,707	5,006
Total liabilities	1,402,828	909,077
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 50,254,136 and 48,977,485 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	5	5
Additional paid-in-capital	260,463	242,835
Accumulated other comprehensive (loss) income	(12,250)	2,259
Accumulated deficit	(113,555)	(117,915)
Total RadNet, Inc.'s stockholders' equity	134,663	127,184
Noncontrolling interests	80,409	73,069
Total equity	215,072	200,253
Total liabilities and equity	$1,617,900	$1,109,330

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Service fee revenue	$261,908	$217,552	$762,751	$641,136
Revenue under capitation arrangements	30,784	24,596	90,587	76,799
Total revenue	292,692	242,148	853,338	717,935
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	254,383	208,511	743,997	634,200
Depreciation and amortization	20,490	17,480	60,193	53,422
Loss (gain) on sale and disposal of equipment	917	(373)	1,990	(2,204)
Severance costs	52	82	1,054	1,087
Total operating expenses	275,842	225,700	807,234	686,505
INCOME FROM OPERATIONS	16,850	16,448	46,104	31,430

OTHER INCOME AND EXPENSES
Interest expense	11,895	10,663	36,589	31,343
Equity in earnings of joint ventures	(1,955)	(2,822)	(6,072)	(9,547)
Other expenses	2	7	1,271	13
Total other expenses	9,942	7,848	31,788	21,809
INCOME BEFORE INCOME TAXES	6,908	8,600	14,316	9,621
Provision for income taxes	(1,816)	(2,827)	(3,556)	(2,835)
NET INCOME	5,092	5,773	10,760	6,786
Net income attributable to noncontrolling interests	1,897	734	6,400	3,679
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,195	$5,039	$4,360	$3,107

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.06	$0.10	$0.09	$0.06

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.06	$0.10	$0.09	$0.06

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	49,807,460	48,010,726	49,597,138	47,937,215
Diluted	50,360,360	48,615,392	50,113,306	48,481,305

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,760	$6,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,193	53,422
Amortization of operating lease assets	49,948	–
Equity in earnings of joint ventures	(6,072)	(9,547)
Distributions from joint ventures	3,924	21,783
Amortization deferred financing costs and loan discount	3,103	2,924
Loss (gain) on sale and disposal of equipment	1,990	(2,204)
Stock-based compensation	6,963	6,557
Noncash item in other expenses	(559)	–
Change in fair value of contingent consideration	(1,749)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(3,467)	(9,641)
Other current assets	(1,569)	(5,680)
Other assets	(5,770)	(1,209)
Deferred taxes	(4,230)	1,531
Operating leases	(49,721)	–
Deferred rent	–	2,397
Deferred revenue	(490)	353
Accounts payable, accrued expenses and other	19,349	20,386
Net cash provided by operating activities	82,603	87,858
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(27,150)	(17,393)
Equity investments at fair value	(143)	(2,200)
Purchase of property and equipment	(68,269)	(62,595)
Proceeds from sale of equipment	760	2,587
Proceeds from sale of equity interests in a joint venture	132	–
Nulogix return of capital	792	–
Equity contributions in existing joint ventures	(103)	(2,000)
Net cash used in investing activities	(93,981)	(81,601)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(4,778)	(4,374)
Payments on Term Loan Debt	(29,918)	(24,810)
Proceeds from issuance of new debt	97,144	–
Distributions paid to noncontrolling interests	(1,818)	(913)
Proceeds from sale of noncontrolling interest	5,275	–
Contribution from a noncontrolling partners	750	–
Purchase of noncontrolling interests	–	(200)
Proceeds from revolving credit facility	251,200	44,000
Payments on revolving credit facility	(279,200)	(44,000)
Proceeds from issuance of common stock upon exercise of options	50	10
Net cash provided by (used in) financing activities	38,705	(30,287)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(28)	(65)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,299	(24,095)
CASH AND CASH EQUIVALENTS, beginning of period	10,389	51,322
CASH AND CASH EQUIVALENTS, end of period	$37,688	$27,227

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$36,058	$27,136

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended September 30,
	2019	2018
Net Income Attributable to RadNet, Inc. Common Shareholders	$3,195	$5,039
Plus Interest Expense	11,895	10,663
Plus Provision for Income Taxes	1,816	2,827
Plus Depreciation and Amortization	20,490	17,480
Plus (Gain) Loss on Sale of Equipment	917	(373)
Plus Severance Costs	52	82
Plus Other Expenses	2	7
Plus Non-Cash Employee Stock-Based Compensation	1,381	1,667
Plus Transaction Costs - EmblemHealth/ACP	–	681
Plus Legal Settlements	1,248	–
Adjusted EBITDA(1)	$40,996	$38,073

	Nine Months Ended September 30,
	2019	2018
Net Income Attributable to RadNet, Inc. Common Shareholders	$4,360	$3,107
Plus Interest Expense	36,589	31,343
Plus Provision for Income Taxes	3,557	2,835
Plus Depreciation and Amortization	60,193	53,422
Plus (Gain) Loss on Sale of Equipment	1,990	(2,204)
Plus Severance Costs	1,054	1,087
Plus Other Expenses	1,271	13
Plus Non-Cash Employee Stock-Based Compensation	6,964	6,557
Plus Transaction Costs - EmblemHealth/ACP	–	681
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	–	440
Plus Legal Settlements	1,248	–
Adjusted EBITDA(1)	$117,226	$97,281

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PAYOR CLASS BREAKDOWN**

Third Quarter
2019

Commercial Insurance	57.8%
Medicare	21.0%
Capitation	10.5%
Workers Compensation/Personal Injury	3.7%
Medicaid	2.4%
Other	4.5%
Total	100.0%

**Calculated as percentages of global payments received

from that period's dates of services.

RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year	Full Year
	2019	2018	2017	2016

MRI	36.0%	35.2%	34.9%	34.7%
CT	16.7%	16.5%	16.2%	15.8%
PET/CT	5.5%	5.7%	5.2%	5.0%
X-ray	8.1%	8.4%	8.9%	9.3%
Ultrasound	12.5%	12.2%	12.1%	12.3%
Mammography	15.0%	15.8%	16.3%	16.5%
Nuclear Medicine	1.0%	1.1%	1.1%	1.2%
Other	5.0%	5.1%	5.2%	5.2%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from that period's dates of service.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, transaction expenses, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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